                                                                    EXHIBIT 10.2

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WESTERN(R)                                          WESTERN DIGITAL CORPORATION
DIGITAL                                             ID: 95-2657125
                                                    P.O. Box 19665
                                                    Lake Forest, CA  92630-7741
                                                    (949) 672-7000 x 27985/27986

NOTICE OF GRANT OF STOCK UNITS
AND STOCK UNIT AWARD AGREEMENT



JOHN COYNE                              AWARD NUMBER: <<NBR>>
<<AD1>>                                 PLAN:         <<PLN>>
<<AD2>>                                 ID:           <<ID>>
<<CTY>>, <<ST>> <<Z>>

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Congratulations! Effective January 31, 2007, you have been granted stock units of Western Digital Corporation. These stock units were granted under the 2004 Performance Incentive Plan (the "Plan").1

VESTING2:



         Units                Vest Date
         -----                ---------
        110,000            January 1, 2008
        110,000            January 1, 2009
        330,000            January 1, 2010
        110,000            January 1, 2011
        440,000            January 1, 2012

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Your stock unit award is subject to the terms and conditions of this Notice, the attached Terms and Conditions for Stock Unit Awards (the "Terms") and the Plan. By accepting the award, you are agreeing to the terms of the award as set forth in those documents. You should read the Plan, the Prospectus for the Plan, and the Terms. The Terms and the Plan are each incorporated into (made a part of) this Notice by this reference. You do not have to accept your award. If you do not agree to the terms of your award, you should promptly return this Notice to the Western Digital Corporation Stock Plans Administrator.

A copy of the Plan, the Prospectus for the Plan, and the Terms have been provided to you. If you need another copy of these documents, or if you would like to confirm that you have the most recent version, please contact the Company's Stock Plans Administrator.

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1 The number of stock units subject to the award is subject to adjustment under
Section 7.1 of the Plan (for example, and without limitation, in connection with stock splits).

2 The stock units covered by the award are subject to forfeiture under Section 7 of the attached Terms and Conditions for Stock Unit Awards.

[WESTERN DIGITAL LOGO]

Western Digital Corporation   20511 Lake Forest Drive
Lake Forest, California 92630   Telephone 949 672-7000

                            TERMS AND CONDITIONS FOR
                                STOCK UNIT AWARDS
              Amended and Restated 2004 Performance Incentive Plan

1.      STOCK UNITS SUBJECT TO 2004 PERFORMANCE INCENTIVE PLAN

The Stock Unit Award (the "Award") referred to in the attached Notice of Grant of Stock Units and Stock Unit Award Agreement (the "Notice") was awarded under Western Digital Corporation's (the "Corporation's") Amended and Restated 2004 Performance Incentive Plan (the "Plan"). Each stock unit covered by the Award ("Stock Unit") is a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Section 7.1 of the Plan). The holder of the Stock Units is referred to herein as the "Participant." Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock to eventually be delivered to the Participant if Stock Units held by such Participant vest pursuant to Section 4, Section 7 or Section 8 and shall not be treated as property or as a trust fund of any kind. Stock Units granted to the Participant shall be credited to an unfunded bookkeeping account maintained by the Corporation on behalf of the Participant (a "Stock Unit Account").

The Stock Units are subject to the terms and provisions of the Notice, these Terms and Conditions for Stock Unit Awards (these "Terms"), and the Plan. To the extent any information in the Notice, the prospectus for the Plan, or other information provided by the Corporation conflicts with the Plan and/or these Terms, the Plan or these Terms, as applicable, shall control. To the extent any terms and provisions in these Terms conflict with the terms and provisions of the Plan, the Plan shall control. Capitalized terms not defined herein have the meanings set forth in the Plan.

2.      AWARD AGREEMENT

The Notice and these Terms, together, constitute the Award Agreement with respect to the Award pursuant to Section 5.3 of the Plan.

3.      DEFERRAL OF STOCK UNITS

Notwithstanding anything to the contrary contained herein, the Participant may elect, on a form and in a manner provided by the Corporation, to defer the Stock Units subject to the Award under the Corporation's Deferred Compensation Plan (the "Deferred Compensation Plan"). If the Participant makes such a deferral election, the Stock Units will be paid (to the extent vested) in accordance with the payment provisions of the Deferred Compensation Plan (including without limitation the provisions requiring a six-month payment delay in the event that the Participant is a "specified employee" for purposes of Section 409A of the
Code), which are incorporated herein by this reference, and any applicable deferral election made by the Participant under and in accordance with the rules of the Deferred Compensation Plan. Whether or not the Participant elects to defer the Stock Units, any shares of Common Stock issued or delivered with respect to the Stock Units shall be charged against the applicable share limits of the Plan.

4.      VESTING

Except as otherwise provided in this Award Agreement, the Award shall vest and become nonforfeitable in percentage installments of the aggregate number of Stock Units as set forth in the Notice.

An Award may vest and become payable in connection with the occurrence of certain events involving the Corporation as provided for in Section 7 of the Plan. Without limiting the foregoing but subject to Sections 7.5, 7.6 and 7.7 of the Plan, to the extent that the Award is outstanding and otherwise unvested immediately prior to the occurrence of a Change in Control Event, the Award shall vest and become payable as to the outstanding and otherwise unvested Stock Units upon the occurrence of the Change in Control Event. Notwithstanding the foregoing or anything in this Award Agreement or the Plan, if the event giving rise to any accelerated vesting pursuant to Section 7 of the Plan is not also a "change in control event" of the Corporation for purposes of Section 409A of the Code, then payment with respect to the Award shall not be made until such Stock Units would have become vested and payable without regard to this Section 4 or
Section 7 of the Plan.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

5.      DIVIDEND EQUIVALENT RIGHTS DISTRIBUTIONS

As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant's Stock Unit Account with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the number of Stock Units remaining subject to the Award as of the related dividend payment record date, divided by (iii) the Fair Market Value of a share of Common Stock on the date of payment of such dividend. If the Participant has not made a deferral election with respect to the Stock Units, then the Stock Units credited pursuant to the foregoing provisions of this Section 5 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. If the Participant has made a deferral election with respect to the Stock Units, then the Stock Units credited pursuant to the foregoing provisions of this Section 5 shall be credited under, and paid in an equivalent number of shares of Common Stock in accordance with the payment provisions of, the Deferred Compensation Plan and any applicable deferral election made by the Participant under and in accordance with the rules of the Deferred Compensation Plan.

6.      TIMING AND MANNER OF PAYMENT OF STOCK UNITS

Except as provided in Section 3 or 4 above, on or within fifteen (15) business days following the vesting of any Stock Units granted (or credited pursuant to Section 5) to the Participant (whether pursuant to Section 4 or Section 7 hereof or Section 7 of the Plan), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its sole discretion) equal to the number of Stock Units that vest on the applicable vesting date (including any Stock Units credited as dividend equivalents pursuant to Section 5 with respect to the Stock Units that vest), subject to adjustment as provided in Section 7 of the Plan. The Corporation's obligation to deliver shares of Common Stock with respect to vested Stock Units is subject to the condition precedent that the Participant (or other person entitled under the Plan to receive any shares with respect to the vested Stock Units) delivers to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to this Section 6 or that are terminated pursuant to Section 7 hereof or Section 7 of the Plan, and such Stock Units shall be removed from the Participant's Stock Unit Account upon the date of such payment or termination. The Corporation may, in its sole discretion, settle any Stock Units credited as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock).

7.      TERMINATION OF EMPLOYMENT

Except as otherwise expressly provided in this Section 7 and subject to earlier vesting as provided in Section 4 and Section 8 hereof, if the Participant ceases to be employed by or to provide services to the Corporation or its Subsidiaries (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to disability), the Participant's Stock Units shall be forfeited to the Corporation to the extent such Stock Units have not become vested upon the date the Participant's employment or services terminate. Notwithstanding anything to the contrary contained herein, in the event the Participant's employment by or services to the Corporation or any of its Subsidiaries is terminated (i) on account of the Participant's death or (ii) by the Corporation or any of its Subsidiaries without Cause (as such term is defined in that certain Employment Agreement, dated as of the date hereof, by and between the Participant and the Corporation (the "Employment Agreement") (and not on account of the Participant's death or Disability (as such term is defined in the Employment Agreement)), a portion of the outstanding and otherwise unvested Stock Units shall automatically become vested as of such date of death or termination, as the case may be, as set forth in the remaining provisions of this Section 7, and shall be paid to the Participant's legal representative as provided in Section 6 above. In the event the date of the Participant's death is at a time when the Participant is employed by or providing services to the Corporation or any of its Subsidiaries, the number of Stock Units that shall become vested on the date of the Participant's death equals: (a) the total number of Stock Units subject to the Award multiplied by a fraction (not greater than one), the numerator of which is the total number of calendar days during the period commencing on the date hereof through and including the date of the Participant's death (but not less than 182 days), and the denominator of which is the total number of calendar days during the period commencing with the date hereof through and including January 1, 2012, less (b) the total number of Stock Units subject to the Award that otherwise vested on or before the date of the Participant's death. In the event the Participant's employment is terminated by the Corporation or any of its Subsidiaries without Cause (and not on account of the Participant's death or Disability), the number of Stock Units that shall become vested on the date of such termination equals the number of Stock Units that are then scheduled to vest (assuming the Participant's employment did not terminate) during the six-month period following the date of such termination. The provisions of this
Section 7 are not intended to supersede any rights or benefits to which the Participant may become entitled under the Corporation's Executive Severance Plan or Amended and Restated Change of Control Severance Plan (collectively, the "Severance Plans"); provided, however, that in no event shall the Participant become entitled to any duplication of benefits under the Award Agreement and under the Severance Plans.

8.      ADJUSTMENTS

The Administrator may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5.

9.      WITHHOLDING TAXES

Upon or in connection with the vesting of the Stock Units, the payment of dividend equivalents and/or the distribution of shares of Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such vesting, payment and/or distribution, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such vesting, payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the "fair market value" of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

10.     NONTRANSFERABILITY

Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated, encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.



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

11.     NO RIGHT TO EMPLOYMENT

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant's other compensation.

12.     RIGHTS AS A STOCKHOLDER

        Subject to the provisions of the Plan, the Notice and these Terms, the Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5 with respect to dividend equivalent rights) and no voting rights with respect to Stock Units awarded to the Participant and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

13.     NOTICES

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation's payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this
Section 13.

14.     ARBITRATION

Any controversy arising out of or relating to this Award Agreement (including these Terms) and/or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure Sections 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Award Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator's award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator's fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney's fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. By accepting the Award, the Participant consents to all of the terms and conditions of this Award Agreement (including, without limitation, this Section 14).

15.     GOVERNING LAW

This Award Agreement, including these Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles thereunder) and applicable federal law.

16.     SEVERABILITY

If the arbitrator selected in accordance with Section 14 or a court of competent jurisdiction determines that any portion of this Award Agreement (including these Terms) or the Plan is in violation of any statute or public policy, then only the portions of this Award Agreement or the Plan, as applicable, which are found to violate such statute or public policy shall be stricken, and all portions of this Award Agreement and the Plan which are not found to violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties' intent that any order striking any portion of this Award Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

17.     ENTIRE AGREEMENT

This Award Agreement (including these Terms), the Plan and the Employment Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

18.     SECTION HEADINGS

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.



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